UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐          Definitive Proxy Statement
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☐          Soliciting Material Pursuant to § 240.14a-12
NIC INC.
(Name of Registrant as Specified In Its Charter)
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Tyler Technologies and NIC Announce Expiration of the Hart-Scott-Rodino Waiting Period for Proposed Acquisition of NIC

March 26, 2021 09:17 AM Eastern Daylight Time

PLANO, Texas & OLATHE, Kansas—(BUSINESS WIRE)--Tyler Technologies (NYSE: TYL), a leading provider of software and technology services to the public sector and NIC Inc. (NASDAQ: EGOV), a leading digital government solutions and payments company, today jointly announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the previously announced acquisition of NIC by Tyler.

The expiration of the waiting period under the HSR Act satisfies a closing condition of the pending acquisition.  The acquisition transaction remains subject to other customary closing conditions, including approval by the stockholders of NIC, and is expected to close in the second quarter of 2021.

About Tyler Technologies

Tyler Technologies, Inc. (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler’s end-to-end solutions empower local, state and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia and other international locations. Tyler has been named to Government Technology’s GovTech 100 list five times and has been recognized three times on Forbes’ “Most Innovative Growth Companies” list.

About NIC Inc.

NIC (Nasdaq: EGOV) is a leading digital government solutions and payments company, serving more than 7,100 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government - providing valuable conveniences such as applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office. In 2020, NIC securely processed 400 million online transactions and more than $24 billion on behalf of government agencies. In response to the COVID-19 pandemic, NIC also developed more than 130 new solutions to address the needs of government and those it serves, such as crisis communications, pandemic unemployment, COVID-19 testing, and vaccine scheduling.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the transaction, including the risks that (a) the transaction may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain NIC stockholder approval of the merger agreement, and (c) other conditions to the consummation of the transaction under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Tyler or NIC or their respective businesses, including the risks that Tyler’s or NIC’s stock price may decline significantly if the transaction is not completed; (3) the effects that the announcement or pendency of the merger may have on Tyler or NIC and their respective business, including the risks that as a result (a) NIC’s business, operating results or stock price may suffer, (b) NIC’s current plans and operations may be disrupted, (c) NIC’s ability to retain or recruit key employees may be adversely affected, (d) NIC’s business relationships (including, customers and suppliers) may be adversely affected, or (e) NIC’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on NIC’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NIC and others; (6) the risk that the transaction and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of NIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that NIC has filed or files with the U.S. Securities and Exchange Commission (“SEC”).  Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Tyler nor NIC assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed transaction involving Tyler and NIC.  In connection with the proposed transaction, NIC has filed with the SEC and furnished to its stockholders a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction.  Promptly after filing its definitive proxy statement with the SEC, NIC mailed the definitive proxy statement and a proxy card to each stockholder of NIC entitled to vote at the special meeting relating to the proposed transaction. The proxy statement contains important information about the proposed transaction and related matters.

STOCKHOLDERS OF NIC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT NIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials and other documents filed by NIC at the SEC’s website at www.sec.gov. Copies of the proxy statement and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting NIC’s Investor Relations at stevek@egov.com or 913-754-7007.

Participants in Solicitation

NIC and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding NIC’s directors and executive officers is available in NIC’s definitive proxy statement on Schedule 14A filed with the SEC on March 17, 2021, in connection with the proposed merger, and its proxy statement filed with the SEC on March 12, 2020.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

Investor Relations Contacts:

Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

Steve Kovzan
Chief Financial Officer
NIC Inc
913-754-7007
stevek@egov.com

Media Contacts:

Jennifer Kepler
Senior Media Specialist
Tyler Technologies, Inc.
972.713.3770
media.team@tylertech.com

Elizabeth Proudfit
Senior Vice President, Marketing and Communications
NIC Inc
646-845-7356
eproudfit@egov.com